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EXHIBIT 99.1

      Certification of Chief Executive Officer and Chief Financial Officer
                             of AMFM Operating Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2002 of AMFM Operating Inc. (the "Issuer").

The undersigned hereby certify that the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(o)(d)) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  August 13, 2002

By:      /s/ L. LOWRY MAYS
         ------------------------
Name:    L. Lowry Mays
Title:   Chairman and Chief Executive Officer


By:      /s/ RANDALL T. MAYS
         ------------------------
Name:    Randall T. Mays
Title:   Executive Vice President and Chief Financial Officer